Exhibit 99.1

Perspective Therapeutics Announces Clinical Collaboration Agreement with Bristol Myers Squibb to Evaluate [(212)Pb]VMT01 in Combination with Nivolumab in MC1R-Positive Metastatic Melanoma

SEATTLE , March 18, 2024 (GLOBE NEWSWIRE) --  Perspective Therapeutics, Inc. (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced a clinical trial collaboration agreement with Bristol Myers Squibb (NYSE: BMY) to evaluate the safety and tolerability of Perspective’s targeted alpha-particle therapy [212Pb]VMT01 in combination with Bristol Myers Squibb’s nivolumab in patients with histologically confirmed melanoma and positive melanocortin 1 receptor (MC1R) imaging scans. This combination study is an amendment to the Company’s ongoing Phase1/2a study of [212Pb]VMT01 in patients with metastatic melanoma. The study has completed enrollment in the first cohort and has commenced dosing in the second cohort.

Under the terms of the collaboration, Perspective will sponsor and fund the combination study and Bristol Myers Squibb will provide nivolumab for use in the study.

“We see great potential for synergistic treatment effect with our novel, systemically delivered, MC1R-targeted alpha-particle radioligand therapy, [212Pb]VMT01, in combination with nivolumab, a well-studied immunotherapy,” commented Markus Puhlmann, Chief Medical Officer of Perspective Therapeutics. “Combination of [212Pb]VMT01 with immune checkpoint inhibitors in a PD-1/CTLA-4-resistant preclinical melanoma model has demonstrated potential to generate a number of complete responses, significantly arresting tumor growth and extending survival1,2. We look forward to expanding the clinical development of our radioligand therapy with standard of care immunotherapy to potentially bring novel solutions to patients suffering from this intractable disease.”

About the Phase 1/2a study of [212Pb]VMT01
This ongoing trial (clinicaltrials.gov identifier NCT05655312) is a multi-center open-label dose escalation, dose expansion study of [212Pb]VMT01 in subjects with histologically confirmed melanoma and positive MC1R imaging scans. The first part of the study is a dose escalation phase to determine the Maximum Tolerated radioactivity Dose (MTD) or Maximum Feasible radioactivity Dose (MFD) following a single administration of [212Pb]VMT01. Patients with stage IV or unresectable stage III metastatic melanoma who have progressed on at least 1 approved first-line therapy will be scheduled to receive up to 3 administrations of [212Pb]VMT01 approximately 8 weeks apart. The first patient cohort is scheduled to receive 111 MBq (3mCi) per dose. The second cohort will receive administered activities of 185 MBq (5mCi), with cohorts 3 and 4 receiving 370 MBq (10 mCi) and 555 MBq (15 mCi) respectively, if the MTD or MFD is not reached during escalation. According to the Modified Toxicity Probability Interval 2 (mTPI-2) study design, intermediate de-escalation doses are also possible to allow selection of the optimal activity dose to take forward into the dose expansion part of the study.

The second part of the study is a dose expansion phase based on the identified MTD/MFD. Patients may be eligible to receive up to three administrations of [212Pb]VMT01 approximately eight weeks apart. A dosimetry sub-study is included to assess biodistribution, tumor uptake and correlation of uptake with observed toxicities and efficacy.

About Melanoma
Melanoma is a cancer of the skin arising from uncontrollable growth of melanocytes, the melanin producing cells of the body. Metastatic melanoma is the result of melanoma that has progressed through the layers of skin, infiltrated the blood stream or lymphatic system, and traveled to other areas of the body to metastasize. In the United States, there are approximately 100,000 new diagnoses of melanoma annually and approximately 6,850 deaths annually from metastatic melanoma.3 Recent advances have led to survival improvement but there remains a high unmet need for additional treatments, particularly for patients refractory to front-line therapy.

About VMT01
VMT01 is a proprietary clinical-stage low molecular weight peptide that is targeted to the melanocortin subtype 1 receptor (MC1R) which is over-expressed on melanoma cells. VMT01 is in development for the treatment and diagnosis of MC1R-positive metastatic melanoma. VMT01 can be labeled with 212Pb to deliver alpha-particle radiation directly to tumor cells, or 203Pb to enable patient selection, diagnostic imaging and dosimetry via SPECT imaging. The product recently completed a pilot imaging study at the Mayo Clinic Rochester, MN. In August 2023, the Company announced that the first patient was dosed in the Phase1/2a study of VMT01 (clinicaltrials.gov identifier NCT05655312).

About Perspective Therapeutics, Inc.
Perspective Therapeutics, Inc., is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential" or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the potential for synergistic treatment effect with the Company’s novel, systemically delivered, MC1R-targeted alpha-particle radiotherapy, [212Pb]VMT01, in combination with nivolumab, a well-studied immunotherapy; the Company’s ability to continue expanding the clinical development of the Company’s radiotherapy with standard of care immunotherapy to bring novel solutions to patients suffering from in MC1R-Positive metastatic melanoma; the Company’s belief that the combination of [212Pb]VMT01 with immune checkpoint inhibitors in a resistant preclinical melanoma model will continue demonstrating potential to generate a number of complete responses, significantly arresting tumor growth and extending survival; the Company’s ability to develop VMT01 for the treatment and diagnosis of MC1R-positive metastatic melanoma; the ability for VMT01 to be labeled with 212Pb to deliver alpha-particle radiation directly to tumor cells, or 203Pb to enable patient selection, diagnostic imaging and dosimetry via SPECT imaging; the Company’s ability to develop successful proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting peptides provide the opportunity to personalize treatment and optimize patient outcomes; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments; the Company's clinical development plans and the expected timing thereof; the potential functionality, capabilities, and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; and the Company's expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the Company's ability to continue as a going concern, the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company's expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company's ability to maintain its key employees; whether there is sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's products and product candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, FDA Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Transition Report on Form 10-KT and the Company's most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

1.

Li M, Liu D, Lee D, Cheng Y, Baumhover NJ, Marks BM, Sagastume EA, Ballas ZK, Johnson FL, Morris ZS, Schultz MK. Targeted Alpha-Particle Radiotherapy and Immune Checkpoint Inhibitors Induces Cooperative Inhibition on Tumor Growth of Malignant Melanoma. Cancers, 2021, (13), 3676.

2.

Li M, Lee D, Liu D, Quinn TP, Sagastume EA, Mott S, Gibsen-Corley KN, Johnson FL, Schultz MK. (2019) MAPK and HDAC Inhibitors Sensitize Malignant Melanoma to Alpha-particle Radiation Targeting Melanocortin Subtype 1 Receptor (MC1R). Molecular Pharmaceutics, 2019 (16) 3904-3915.

3.	https://www.cancer.org/cancer/types/melanoma-skin-cancer.html

Media and Investor Relations Contacts:

Annie Cheng – VP, Investor Relations

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

nic.johnson@russopartnersllc.com

Adanna G. Alexander, Ph.D.

adanna.alexander@russopartnersllc.com

Harrison Seidner, Ph.D.

harrison.seidner@russopartnersllc.com